Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PASSAGE BIO, INC. IF PUBLICLY DISCLOSED.

AMENDMENT No. 8 TO

AMENDED AND RESTATED RESEARCH,

COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT No. 8 (“Amendment No. 8”) is entered into as of May 11, 2022 (the “Amendment No. 8 Effective Date”) by and between Passage Bio, Inc., a corporation organized under the laws of Delaware (“Passage” or “Licensee”) with offices at 2005 Market St, 39th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Amended and Restated Research Collaboration and License Agreement dated May 5, 2020, as amended by the Amendment No. 1 dated August 13, 2020, Amendment No. 2 dated November 2, 2020, Amendment No. 3 dated December 9, 2020, Amendment No. 4 dated June 2, 2021, Amendment No. 5, dated August 2, 2021, Amendment No. 6, dated November 12, 2021, and Amendment No. 7, dated December 3, 2021 (the “Restated Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Restated Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Restated Agreement and herein, and intending to be legally bound hereby, the Parties hereby amend the Restated Agreement and otherwise agree as follows:

1.The Parties have agreed on an Exploratory Research Plan, based on work plans and budgets to focus on Temporal Lobe Epilepsy in the CNS Field. The new Exploratory Research Plan and Exploratory Research Support Amount are included in Schedule A attached to this Amendment No. 8.

2.The following definitions of the Restated Agreement are hereby added with respect to the Exploratory Research Program for Temporal Lobe Epilepsy, and Dr. Frances Jensen:

1.82“Jensen Collaboration Program” means the Exploratory Research Program for Temporal Lobe Epilepsy, for which Dr. Frances Jensen or the Jensen Laboratory conducts research and development activities under the Restated Agreement.

1.83“Jensen Laboratory” means Dr. Frances Jensen and all individuals [*].

3.The following definitions in the Restated Agreement are hereby expanded to include the Jensen Laboratory solely in relation to the Jensen Collaboration Program to ensure that all available Penn Patent Rights [*] the Jensen Laboratory that are necessary or useful for the development and commercialization of Licensed Products for Temporal Lobe Epilepsy in the Field of Use: [*], [*], [*], [*], [*], [*], [*] and [*]. For the avoidance of doubt, [*].

4.The Parties hereby acknowledge and mutually agreed that Licensee will discontinue further development and support of the Research Programs for the Indications of (i) Canavan Disease [*], (ii) Parkinson’s Disease [*] and (iii) CMT2a [*]. Specifically, [*]. In addition, [*]. Further, [*]. The Parties further mutually agree that the time period for wind-down of the (i) Research Programs for the Canavan and Parkin Indications is [*] from the Amendment No. 8 Effective Date and (ii) Research Program for the CMT2a Indication is [*] from the Amendment No. 8 Effective Date, and, in each case of (i) and (ii), the wind down will include the following activities and financial support:

EXECUTION VERSION

●	The program for the Canavan Indication: [*] for [*], in accordance with the Canavan Research Plan;
●	The program for the Parkin Indication: [*] for [*], in accordance with the Parkin Research Plan; and
●	The program for the CMT2a Indication: [*] for [*], in accordance with the CMT2a Research Plan.

Penn will submit to Licensee a final reconciliation of payments and expenses for each of the Discontinued Indications, [*] for each of the Discontinued Indications, including wind-down activities, within [*] after conclusion of the wind-down period. Licensee may inquire with Penn at any time about the availability of reinstating the Discontinued Indications into the Research Agreement under substantially the same terms in the Restated Agreement, and Penn shall [*].

5.The budget for work included in Exhibit B of the Restated Agreement for the Research Programs for MLD, ALS (C9ORF72), Krabbe, GM1, Huntington’s Disease and FTD programs is hereby amended and restated set forth in Schedule B attached to this Amendment No. 8. The payment schedule denotes future payments for the Research Programs owed to Penn. Included in these amounts is the [*] which Licensee has pre-paid to Penn and will be applied to on-going and future activities to support the Research Program.

6.The definitions of 1.41 “Indication” in the Restated Agreement is hereby amended and restated in its entirety as follows:

“Indication” means each of the following indications for a Gene Therapy Product: (a) ALS [*], (b) Krabbe disease (globoid cell leukodystrophy) [*], (c) MLD [*], (d) GLB1 Deficiency, for GM1 gangliosidosis-1 and MPS IV [*], (e) Frontotemporal dementia (FTD) [*], (f) Huntington’s disease and (g) parvovirus vector delivery of nucleic acid polymers for a specific named gene transgene for a specific disease indication with treatment targeted to a specific locus (“New Indication”) added to the Agreement through exercise of a New Indication Option (collectively, the “Indications”).

7.A revised and updated Exhibit A to the Research Agreement (Patent Rights) will be finalized by the Parties via letter amendment within [*] of the Amendment No. 8 Effective Date.

8.This Amendment No. 8 to Restated Agreement and the Restated Agreement itself contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Restated Agreement and this Amendment No. 8 to Restated Agreement. No amendments, changes, modifications or alterations of the terms and conditions of this Amendment No. 8 to Restated Agreement shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

9.All terms and conditions of the Restated Agreement not changed by this Amendment No. 8 to Restated Agreement shall remain in full force and effect.

10.Signatures on this Amendment No. 8 to Restated Agreement may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Amendment No. 8 to Restated Agreement shall be effective as if simultaneously executed.

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IN WITNESS WHEREOF the Parties hereto have caused this Amendment No. 8 to Restated Agreement to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:	AGREED ON BEHALF OF:

PASSAGE BIO INC.	THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By: /s/ Bruce Goldsmith	By: /s/ John S. Swartley
(Signature)	(Signature)

Name: Bruce Goldsmith	Name: John S. Swartley

Title: President and CEO	Title: Managing Director, Penn Center for Innovation

ACKNOWLEDGED AS READ AND UNDERSTOOD BY INSTITUTION PRINCIPAL INVESTIGATOR

/s/ James Wilson
(Signature)

Name: Dr. James Wilson

Schedule A to Amendment 8 of Research, Collaboration and License Agreement (ARCA)

Exploratory Research Program: Temporal Lobe Epilepsy (TLE)

Research Plan (Exhibit B) and Budget (Exhibit C)

[*]

Schedule B to Amendment 8 of Research, Collaboration and License Agreement (ARCA)

Revised Budgets, Plans and Payment Schedules

[*]

Schedule C

Exhibit D

Excluded CNS Indications

[*]